UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2008

StockerYale, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 23, 2008, StockerYale, Inc. (“StockerYale” or the “Company”) held its Special Meeting in Lieu of Annual Meeting of Shareholders (the “Meeting”), which Meeting had been adjourned from May 20, 2008.

At the Meeting, the following proposals were approved by the shareholders of StockerYale:

1.	To fix the number of directors comprising the Board of Directors of the Company at seven;

2.	To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

3.	To amend the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock of the Company reserved thereunder from 200,000 to 300,000;

4.	To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Articles of Organization or the Company’s Certificate of Incorporation, as the case may be, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-2 and 1-for-8, inclusive, without further approval or authorization of the Company’s shareholders; and

5.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the current fiscal year

At the Meeting, the proposal to reincorporate StockerYale’s state of incorporation from the Commonwealth of Massachusetts to the State of Delaware was not approved by the shareholders of StockerYale.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: June 23, 2008	By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President, Chief Executive Officer and Chairman of the Board